UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2015

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2015, Alexander W. Pease, a member of the Board of Directors (the “Board”) of WhiteHorse Finance, Inc. (the “Company”), resigned from the Board effective as of June 1, 2015. Mr. Pease has served as an independent director of the Company since 2012, and his term as director was scheduled to expire at the Company’s 2016 Annual Meeting of Stockholders. Prior to his resignation, Mr. Pease also served as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company. Mr. Pease’s decision to resign from the Board was a result of his acceptance of a new position with an employer that prohibits its employees from serving on public boards and was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Company’s Articles of Incorporation and Bylaws, a vacancy on the Board may be filled by a majority vote of the remaining directors, and any director elected to fill a vacancy will serve for the remainder of the term. The Company’s Nominating and Corporate Governance Committee is in the process of identifying a director nominee to replace Mr. Pease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHORSE FINANCE, INC.

Dated: June 4, 2015	By:	/s/ Gerhard Lombard
Gerhard Lombard
Chief Financial Officer & Treasurer